Exhibit 10.1
Form 10-QSB
Buyers United, Inc.
File No. 0-26917

                                 AMENDMENT NO. 1
                                       TO
                            ASSET PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 to the Asset Purchase Agreement dated December 20, 2002 is made and entered into this 6th day of June 2003, by and between Buyers United Inc., a Delaware corporation, and Touch America, Inc., a Montana corporation. The capitalized terms used in this Amendment and not otherwise defined or redefined herein shall have the meaning given such terms in the Asset Purchase Agreement dated December 20, 2002 by and between the parties to this Amendment (the "Agreement").

                                    Recitals

     A. Under the Agreement the Buyer agreed to purchase and the Seller agreed to sell the Acquired Assets, which included the Customer Accounts for switched voice long distance service.

     B. In the course of transition and transfer of the Customer Accounts, the Parties discovered certain inaccuracies in the Customer Accounts, which were conveyed under the bill of sale attached as Exhibit A to the Agreement. As a result the Buyer did not receive under the Agreement all of the Customer Accounts and value provided for in the Agreement and the parties desire to amend the Agreement accordingly.

     C. The Seller desires to sell to Buyer and Buyer desires to purchase from Seller additional Customer Accounts consisting of customers that purchase from Seller switched voice long distance service and dedicated long distance service.

                                    Agreement

     In consideration of the foregoing recitals and the mutual promises contained herein, and intending to be legally bound, the Parties agree as follows:

     1.  Acquired  Assets.  The  definition  of  "Acquired  Assets" set forth in
Article I of the Agreement is hereby amended to read as follows:

         "Acquired Assets" means

          (a) The switched voice long distance customer accounts and dedicated long distance customer accounts listed on Schedule I to the Restated Bill of Sale contemplated by Section 1.4 attached hereto as Exhibit A that are:
     (i) the customer accounts transferred and delivered as of February 1, 2003 by Seller to Buyer under the Purchase Agreement (the "Original Accounts"); and (ii) the additional customer accounts to be purchased by Buyer from Seller under Amendment No. 1 to the Purchase Agreement listed on Schedule I



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     to the Restated  Bill of Sale that (x) were not  terminated by Seller prior to the date transferred to Buyer, (y) have not been rejected by Buyer prior to August 1, 2003, as it may determine in its sole discretion, and (z) are transferred to Buyer so that the customer is included in Buyer's long distance call detail reports (CDR) for the month of August 2003, or are transferred to Buyer after August 2003 as contemplated by Section 7 of Amendment No. 1 to this Agreement so that the customer is included in Buyer's CDR after August 2003 (the "New Accounts")(the Original Accounts and New Accounts are collectively referred to as the "Customer Accounts");

          (b) All customer data associated with the Customer Accounts now in the possession of Seller or hereafter comes into the possession of Seller, including all associated letters of authorization, customer service contracts, customer service records, all related computer tapes and/or records, accounts receivable status and history reports, and all customer service and provisioning history; and

          (c) The Carrier Identification Codes 0244 and 0335.

     2. Final Accounts List. The definition of "Final Accounts List" is hereby deleted from the Agreement:

     3. Purchase Price. Section 1.3 of the Agreement is hereby superceded and replaced by the following:

     1.3.     Purchase Price.

          Subject to the terms and conditions of this Agreement, Buyer agrees to pay to Seller for all of the Acquired Assets an amount (the "Acquired Accounts Price") equal to the sum of: $6,098,000; and 2.5 times the August 2003 pro forma aggregate long distance service amount. For purposes of this provision the "August 2003 pro forma long distance service amount" is the sum of: the aggregate long distance service charges (exclusive of monthly recurring charges for the actual local exchange carrier cost for the local access loops, actual Universal Service Fund charges exclusive of administrative fees, Federal, state and local taxes assessed for or on long distance service or usage, and other non-usage related billings) on Buyer's August 2003 call detail records (CDR) for all customers of the New Accounts with a Transfer Date (as defined in paragraph 6 of this Amendment, below) that falls on or before August 1, 2003; and, for each customer of a New Account with a Transfer Date that occurs during the period commencing August 2, 2003 and ending August 31, 2003, the product obtained by multiplying the long distance service charges for each such customer (exclusive of monthly recurring charges for local access loops, Universal Service Fund charges, taxes, and other non-usage related billings) on Buyer's August 2003 CDR by a fraction, the numerator of which is 31 and the denominator of which is the number of days from and including the Transfer Date of each such customer to August 31, 2003, inclusive. The Acquired Accounts Price shall be increased by the amount, if any, of the purchase price for Post-August Accounts as provided in Section 7 of Amendment No. 1 to this Agreement. The Acquired Accounts Price is payable as follows:

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                    (a) $3,318,166.32 in cash to Seller the payment of which has been made to Seller and the receipt of which is acknowledged by Seller;

                    (b) $1,700,000 in cash to Seller on June 6, 2003 by wire transfer to a bank account designated by Seller; and

                    (c) an amount  equal to 7.2 percent of  Collections  payable monthly in accordance with the procedure set forth in Section 5.3 until the sum of the aggregate amount paid under Sections 1.3(a),
               (b) and (c) equals the Acquired Accounts Price.

          Buyer covenants and agrees that from and after each Management Date Buyer assumes and is responsible for the Assumed Liabilities pertaining to the Customer Accounts that correlate to each Management Date to the fullest extent permitted by Law.

     4. Deliveries and Effective Date. Section 1.4 of the Agreement is hereby amended by the addition of Section 1.4(f), which provides as follows:

          (f) The "Amendment No. 1 Effective Date" is June 6, 2003. On the Amendment No. 1 Effective Date, Seller shall deliver to Buyer the Restated Bill of Sale in the form attached hereto as Exhibit A, which supercedes and replaces the original general conveyance and bill of sale attached as Exhibit A to the Agreement, and such additional instruments, letters of instruction, assignments, and authorizations required for the transfer of the New Accounts from Seller to Buyer and vest in Buyer good title to the Acquired Assets, subject only to obtaining Approvals from Governmental Entities or the consent of customers in the New Accounts that have contracts requiring their consent to assignment of their contracts. On the Amendment No. 1 Effective Date, Buyer shall make the payment provided for in Section 1.3(b), above, which is due on that date.

     5. Lockbox Arrangement. Section 5.3 of the Agreement is hereby superceded and replaced by the following:

     Section 5.3       Escrow Arrangement

          On or before June 6, 2003, the Parties will enter into an escrow account agreement that will provide:

          (a) Payment to Seller out of the escrow account on a monthly basis 7.2 percent of Collections as contemplated by Section 1.3(c); and

          (b) Payment to Buyer or Buyer's receivables lender of all amounts not paid to Seller under Sections 5.3(a).

     6. Transition Matters. Buyer shall use its reasonable best efforts to move billing and provisioning of the New Accounts as soon as possible following the Amendment No. 1 Effective Date, but in any event before August 31, 2003. Seller shall use its reasonable best efforts to service and maintain the New Accounts prior to the date provisioning is moved to Buyer, and shall provide all reasonable assistance requested by Buyer to effect in an orderly manner the

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transition of billing and service of the New Accounts from Seller to Buyer. From the date the New Account is provisioned to Buyer's services and the right to bill services is transferred from Seller to Buyer (the "Transfer Date"), Buyer shall be solely responsible for billing and customer service of the transferred New Account, and shall assume and be liable for all cost of service and expenses associated with provisioning the transferred New Account that arise on and after the Transfer Date. In the event Seller receives any payment for any Buyer invoice or has in its possession any payment data pertaining to payments received on the Customer Accounts for any Buyer invoice, Seller shall promptly remit such payments to the escrow account provided for in Section 5 of the Agreement and payment data to Buyer. In the event Buyer receives any payment for any Seller invoice or has in its possession any payment data pertaining to payments received on the Customer Accounts for any Seller invoice, Buyer shall promptly remit such payments and payment data to Seller. Buyer does not assume, or have any responsibility or liability for, any receivables on a transferred New Account that arise prior to the Transfer Date or for any account credit or other liability of a transferred New Account that accrues prior to the Transfer Date. Buyer is not entitled to the benefit of any debit balance on a transferred new Account that accrued prior to the Transfer Date. Neither Buyer nor the customers serviced under the New Accounts will have responsibility for any cost and/or termination liability for access circuits or cross-connects that are provisioned to Seller's switch network and are disconnected by Seller following the Transfer Date, and Seller agrees and acknowledges that it will be solely responsible for all such costs and liabilities.

     7. Post-August Transfers. In the event any additional customer account listed on Schedule I to the Restated Bill of Sale is transferred from Seller to Buyer after August 2003 (a "Post-August Account"), Buyer shall, nevertheless, purchase the Post-August Account and the Acquired Accounts Price shall be increased as a result of such purchase by an amount equal to 2.5 times the long distance service charges for the Post-August Account (exclusive of monthly recurring charges for actual local exchange carrier cost for the local access loops, actual Universal Service Fund charges exclusive of administrative fees, Federal, state and local taxes assessed for or on long distance service or usage, and other non-usage related billings) on Buyer's call detail records for the first full calendar month following the Transfer Date of the Post-August Account.

     8. Release of Seller. Buyer hereby forever waives and releases any right of indemnification it may have under the Agreement and any other right of action Buyer may have at law or in equity against Seller for Losses, whether fixed or contingent, known or unknown, that are directly or indirectly the result of, or based upon, any claim by Buyer that Seller failed to deliver any of the Customer Accounts provided for in the Agreement as in effect prior to this Amendment.

     9. Receivables. The Seller agrees and acknowledges that all receivables due and payable to Seller under Section 5.2 of the Agreement have been paid in full, and Buyer has no liability or further duty or payment obligation to Seller there under.

     10. Related Agreements. Buyer and Seller each agrees and acknowledges that the other party has performed its obligations in full under the Transition Services Agreement and Management Agreement, both dated December 20, 2002 and attached as exhibits to the Agreement, and neither party has any further obligation to the other party or claim against the other party in respect thereof.

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     11.  Authorization  of  Transaction  By  Seller.  Seller has full power and authority (including full corporate power and authority) to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment and the performance by Seller and the consummation of the transactions contemplated hereunder have been duly authorized by the board of directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Amendment and the transactions contemplated hereunder. Except as otherwise provided herein, no consent of any Person not a Party to this Amendment nor consent of or filing with (including any waiting period) any Governmental Entity is required to be obtained or performed on the part of Seller to execute, deliver and perform its obligations hereunder, except where the failure to obtain any consent or make any filing would not reasonably be expected to have a Material Adverse Effect.

     12. Authorization of Transaction By Buyer. Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Amendment and to perform its obligations hereunder. The execution and delivery of this Amendment and the performance by Buyer and the consummation of the transactions contemplated hereunder have been duly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Amendment and the transactions contemplated hereunder. Except as otherwise provided herein, no consent of any Person not a Party to this Amendment nor consent of or filing with (including any waiting period) any Governmental Entity is required to be obtained or performed on the part of Buyer to execute, deliver and perform its obligations hereunder, except where the failure to obtain any consent or make any filing would not reasonably be expected to have a Material Adverse Effect.

     13. Ratification. In all respects, other than as specifically set forth in this Amendment, the Agreement shall remain unaffected by this Amendment and shall continue in full force and effect. In the event of any conflict, inconsistency, or incongruity between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall in all respects govern and control. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.

BUYERS UNITED, INC.

By: /s/ Paul Jarman, President

TOUCH AMERICA, INC.

By: /s/ Michael J. Meldahl
         President
         Chief Operating Officer


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                                                                    Exhibit A to
                                                                 Amendment No. 1


                        RESTATED BILL OF SALE, ASSIGNMENT
                             AND GENERAL CONVEYANCE


STATE OF MONTANA           }
                           : ss
COUNTY OF                  }

      KNOW ALL MEN BY THESE PRESENTS:

     This Restated Bill of Sale, Assignment and General Conveyance ("Assignment") is executed and delivered on June 6, 2003, from Touch America, Inc., a Montana corporation, ("Seller") to Buyers United, Inc., a Delaware corporation ("Buyer"), and supercedes and replaces the Bill of Sale, Assignment and General Conveyance dated December 20, 2002 given by Seller to Buyer.

     W I T N E S S E T H:

     WHEREAS, Pursuant to the terms and conditions of the Asset Purchase Agreement between the parties dated December 20, 2002 and as amended by Amendment No. 1 thereto dated June 6, 2003 (collectively the "Agreement") Seller is selling to Buyer, and Buyer is purchasing from Seller, certain assets of Seller listed on Schedule I hereto (which represents the "Acquired Assets" as defined in the Agreement);

     NOW, THEREFORE, for good and valuable consideration described in the Agreement, the receipt, adequacy and sufficiency of which are hereby acknowledged, and of the premises, mutual covenants, and agreements of the
Parties:

     1. Conveyance and Delivery. Seller does hereby convey, grant, bargain, sell, transfer, set over, assign, deliver, and release unto Buyer and Buyer's successors and assigns to have and hold forever, good and marketable title to the Acquired Assets as listed and described in the Agreement and Schedule I hereto.

     2. Further Assurances. Seller agrees to execute and deliver to Buyer any certificates, instruments, releases, and other documents reasonably required to further assure Buyer with respect to, and provide Buyer evidence of its full right, title, and interest in and to, the Acquired Assets.

     3. Definitions. This Assignment is subject to all the terms and conditions of the Agreement. All defined terms in the Agreement have the same meaning herein as set forth in the Agreement.

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     IN WITNESS  WHEREOF,  this  Restated Bill of Sale,  Assignment  and General
Conveyance has been duly executed and delivered on the 6th day of June 2003.

                                          TOUCH AMERICA, INC.



                                          By:  ________________________________
                                                  Michael J. Meldahl
                                                  President

     Before me, the undersigned, a Notary Public, in and for said County and State, on this 6th day of June 2003, personally appeared Michael J. Meldahl, to me known to be the identical person who subscribed the name of Touch America, Inc., to the foregoing instrument by authority of its board of directors and acknowledged to me that he executed the same as the act and deed of said corporation by authority of its board of directors.



                                           ------------------------------------
                                           Notary Public

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                                                                   Schedule I to
                                               Restated Bill of Sale, Assignment
                                                          and General Conveyance

                                 Acquired Assets


1. The following switched voice long distance customer accounts and dedicated long distance customer accounts:

     (a) All Original Accounts included in the Customer Accounts listed on the compact disc marked "TA Original Accounts," which is initialed by Paul Jarman, President of Buyers United, Inc., and Michael J. Meldahl, President of Touch America, Inc., and the transfer of said Original Accounts is effective as of the applicable dates of the Interim Closings and Final Closing; and

     (b) The New Accounts included in the Customer Accounts listed on the compact disc marked "TA New Accounts," which is initialed by Paul Jarman, President of Buyers United, Inc., and Michael J. Meldahl, President of Touch America, Inc., that are

          (x) not terminated by Seller prior to the date transferred to Buyer,

          (y) not rejected by Buyer in the exercise of its sole discretion prior to August 1, 2003, and

          (z) transferred to Buyer so that the customer is included in Buyer's long distance call detail reports (CDR) for the month of August 2003, or are transferred to Buyer after August 2003 as contemplated by Section 7 of Amendment No. 1 to the Agreement so that the customer is included in Buyer's CDR after August 2003, and the transfer of each New Account is effective automatically on the date the New Account is provisioned to Buyer's services and the right to bill services is transferred from Seller to Buyer.

2. All customer data associated with the Customer Accounts now in the possession of Seller or hereafter comes into the possession of Seller, including all associated letters of authorization, customer service contracts, customer service records, all related computer tapes and/or records, accounts receivable status and history reports, and all customer service and provisioning history.

3. The Carrier Identification Codes 0244 and 0335.


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